FORM OF EXCHANGE AGREEMENT
                           --------------------------

         THIS EXCHANGE AGREEMENT (this "Agreement") is dated as of March 31,2000 and is by and between Universal Beverages Holding Corporation, a Florida corporation ("UBHC") and Universal Beverages, Inc., a Florida corporation ("UBI") which is a wholly owned subsidiary of UBHC (collectively, UBHC and USI shall he referred to as "Universal") and Capital International SBIC, L.P. ("Note Holder").

         WHEREAS, the Note Holder advanced $1,306,000 to Universal and such debt is evidenced by a promissory note in the amount of 51,306,000 (the "Note") and is secured by the Note Holder's security interest in certain fixtures and personal property, as further described in a certain security agreement (the "Security Agreement") between the Note Holder and Universal:

         WHEREAS, the Note, the Security Agreement and any other documents related directly or indirectly to the Note, such as pledge agreements, guaranty agreements or agreements of any other type shall be collectively referred to as the "Loan Documents;"

         WHEREAS, in exchange for receiving 130,600 shares of UBHC's Series C Convertible Preferred Stock, the Note Holder has agreed (i) to forgive any indebtedness that Universal owes under the Note,, (ii) to release its security interest in Universal's tangible and intangible property under the Security Agreement and (iii) to release Universal and its Affiliates from any and all obligations under cash of the Loan Documents;

         WHEREAS, the terms of the Series C Shares are further described in Exhibit "A" of this Agreement, which is attached hereto and incorporated herein by this reference:

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Exchange Agreement.
                  ------------------

         1.1 In exchange for receiving 130,600 shares of UBHC's Series C Shares, the Note Holder has agreed (i) to forgive any indebtedness that Universal owes under the Note, (ii) to release its security interest in Universal's tangible and intangible assets and (iii) to release Universal and its Affiliates from any and all obligations under each of the Loan Documents.

         1.2 Effective as of the date of this Agreement, the Note Holder hereby agrees and acknowledges that all sums due and owing under the Note are hereby extinguished and canceled. The Note Holder also agrees that each and every one of the Loan Documents is deemed to be null, void and of no further force and effect. The Note Holder agrees that it will a UCC-3 Termination State With the Florida Department of State and any other filings offices to terminate any and all security interests that it may have in Universal's assets.

         1.3 In order to evidence the cancellation of indebtedness under the Note, the Note Holder agrees that it will write "PAID 1N FULL" on the original promissory note, initial such phrase and return the original promissory note to Universal. The Note Holder also agrees that it will handwrite "CANCELED" on each of the original Loan Documents, initial such phrase and return each of the original Loan Documents to Universal.

         1.       Terms of the Series C Preferred Stock.
                  -------------------------------------

         2.1 The Board of Directors has agreed to issue 130,600 shares of its Series C Preferred Stock to the Note Holder, which is the subject of this Agreement. The Terms of the Series C Stock are described in Exhibit "A".

         2.2 If UBHC files a registration statement with the Securities and Exchange Commission during the next five (5) years, the underlying shares of Universal's common stock into which the Series C Stock can be converted will have "piggyback" rights to be included in the registration statement. If UBHC in good faith, or an underwriter determines that the inclusion of these shares would hurt the public offering, UBHC will not have to include these shares in the registration statement; however, UBHC will use its best efforts to include these shares in the next registration statement that it files during said time period.

         3. Release and Covenant Not to Sue. The Note Holder hereby releases UBHC, UBI and each and every one of their respective directors, officers, employees, representatives, legal counsel, agents, subsidiaries, or affiliates (collectively, the "Affiliates") from all claims, causes of action, damages, judgements, agreements and demands whatsoever, whether liquidated or unliquidated, contingent or fixed, determined or undetermined, known or unknown, at law or in equity, which it has had, now has, or may hereinafter have against UBHC, UBI or its Affiliates for any matter whatsoever arising out of or relating to this Agreement arising from the beginning of the world to the end of the world. The Note Holder further agrees never to institute or cause to be instituted any suit or any form or action or proceeding of any kind or nature against UBHC, UBI or its Affiliates by reason of or in connection with any of the actions or matters released hereinabove and that this Release shall be construed broadly to protect UBHC, UBI and their Affiliates.

         4. Representation, Warranties, and Agreements of the Note Holder. In connection with UBHC's agreement to issue Series C Shares pursuant to the terms of this Agreement, the Note Holder hereby makes the following representations, warranties and agreements and confirms the following understandings:

         4.1 Investment Purpose. The Note Holder is acquiring the Series C Shares for its own account and for investment purposes only, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with no intention of assigning any participation or interest therein and no view to the distribution thereof.

         4.2 Unregistered Offering. The Note Holder understands that the sale of the Series B Shares is not being registered, on the basis that the issuance of the Series C Shares is exempt from registration under the Securities Act and rules and regulations promulgated thereunder, as a transaction by an issuer not involving any public offering (the "Offering"), and that reliance on such exemption is predicated, in part, on the Note Holder's representations and warranties contained in this Agreement.

         4.3 Limitations on Disposition. The Note Holder understand that there are substantial restrictions on the transferability of the Series C Shares; the Series C Shares will contain a restrictive legend; the investors in UBHC have no rights to require that the Series C Shares he registered under the Securities Act and there is not expected to be a market for the resale of the Series Shares. Acc.ordingly, the undersigned may have to hold the Series C Shares for a substantial period of time and it may not be possible for the undersigned to liquidate its investment in UBHC.

         4.4 Absence of Official Evaluation. The Note Holder has had the opportunity to conduct a due diligence review of Universal and ask representatives of Universal questions about Universal's business and financial condition and the terms of this exchange offer and related restructuring with other creditors and has obtained such information as it has requested to the extent it has deemed it necessary to permit it to fully evaluate the merits and risks of its investments in UBHC. The Note Holder also represents that it has had access to all material books and records of UBHC and all materiel contracts and documents relating to Universal and this Exchange Offer.

         5.       Indemnification
                  ---------------

         5.1 The Note Holder agrees to indemnify and hold harmless UBHC, UBl and its Affiliates against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, any and all expenses whatsoever, including attorneys' fees, reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by the Note Holder to comply with any covenant or agreement made by him herein or in any other document furnished by its in connection with his subscription.

         5.2 This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida, without reference to the choice of law principles thereof.

         6.       General Provisions.
                  -------------------

         6.1 This Agreement and the agreements, instruments, schedules, exhibits and other writings referred to in this Agreement, constitute the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by means of a written instrument duly executed by all of the parties hereto.

         6.2 This Agreement shall not be assignable by any party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the parties hereto. This Agreement will be binding upon, inure to the benefit of and by enforceable by the patties hereto, their respective officers, directors, parents, subsidiaries, successors in interest and assigns, whether by merger, consolidation. or otherwise and upon and to the benefit of their respective present and future affiliated and subsidiary companies.

         6.3 No waiver of any breach or default hereunder shall be considered valid d unless such waiver is made in writing and signed by the party giving such waiver. The granting of a waiver by a party in a particular instance shall not constitute a waiver of future conduct unless expressly specified in the written instrument granting such waiver. No waiver shall be granted or inferred based upon the conduct of the parties.

         6.4 Each party represents and warrants to the other party hereto that it has the proper authorization and legal authority to enter into this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular and plural as the context may require.

         6.5 All notices, claims, certificates, requests, demands or other communications under this Agreement shall be in writing and will be deemed to have been duly given when delivered or mailed, registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery by a nationally recognized overnight mail service, as follows:

         If to the:
         Note Holder                 Manuel Iglesias
                                     President
                                     Capital International SBIC, LP.
                                     814 E. Ponce De Loon Boulevard
                                     Miami, Florida 331334

         If to Universal:            Jonathon O. Moore
                                     Chief Executive Officer
                                     7563 Philips Highway, Suite 110
                                     Jacksonville, Florida 32256
or to such address as the partys to whom such notice is to he given has furnished to the other party writing in the manner set forth it this Section.

         6.6 If any term, condition or provision of this Agreement shall he declared invalid or enforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

         6.7 The Preliminary Recitals set forth in the Preamble are hereby incorporated and made part of this Agreement. Section headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Exhibits and Schedules identified in this Agreement and incorporated herein by reference arc made a part hereof.

         6.8 The parties agree to execute aid deliver all such further documents, agreements, and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         6.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document. Any facsimile copy of a manually executed original shall be deemed a manually executed original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to he duly executed as of the day and year first written above.

UNIVERSAL BEVERAGES HOLDING
CORPORATION

/s/ Jonathon Moore
------------------------------------
Jonathon Moore, Chief Executive Officer

UNIVERSAL BEVERAGES, INC.

/s/ Jonathon Moore
------------------------------------
Jonathon Moore, Chief Executive Officer

Note Holder:
CAPITAL INTERNATIONAL SBIC, L.P.

/s/ [ILLEGIBLE]
------------------------------------

By:
Its: